EXHIBIT 99.1

Item 6.  Selected Financial and Operating Data

Western Gas Equity Partners, LP (“WGP”) is a master limited partnership formed by Anadarko Petroleum Corporation to own three types of partnership interests in Western Gas Partners, LP (“WES”). For purposes of this report, “WGP,” “we,” “us,” “our” or “Western Gas Equity Partners” refers to Western Gas Equity Partners, LP in its individual capacity or to Western Gas Equity Partners, LP and its subsidiaries, as the context requires. Our general partner, Western Gas Equity Holdings, LLC (the “general partner” or “GP”), is a wholly owned subsidiary of Anadarko Petroleum Corporation. The general partner of WES is Western Gas Holdings, LLC (“WES GP”), our wholly owned subsidiary. “Anadarko” refers to Anadarko Petroleum Corporation and its consolidated subsidiaries, excluding us, and “affiliates” refers to subsidiaries of Anadarko, excluding us, and includes the interests in Fort Union Gas Gathering, LLC (“Fort Union”), White Cliffs Pipeline, LLC (“White Cliffs”), and Rendezvous Gas Services, LLC (“Rendezvous”). “Equity method investment throughput” refers to WES’s 14.81% share of Fort Union and 22% share of Rendezvous gross volumes.
Our consolidated financial statements include the consolidated financial results of WES due to our 100% ownership interest in WES GP and WES GP’s control of WES. Our only cash-generating assets consist of our partnership interests in WES, and we currently have no independent operations.
References to the “WES assets” refer collectively to the assets indirectly owned by us through our partnership interests in WES as of December 31, 2012, including the Non-Operated Marcellus Interest (as defined below). Because we own and control WES GP and our general partner is owned and controlled by Anadarko, WES’s acquisitions from Anadarko have been considered transfers of net assets between entities under common control. As such, the assets WES acquired from Anadarko were initially recorded at Anadarko’s historic carrying value, which did not correlate to the total acquisition price paid by WES (see Note 2—Acquisitions in the Notes to the Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K). Further, after an acquisition of assets from Anadarko, we, by virtue of our consolidation of WES, may be required to recast our financial statements to include the activities of such assets as of the date of common control. For those periods requiring recast, the consolidated financial statements for periods prior to the acquisition of the WES assets from Anadarko, including the Non-Operated Marcellus Interest (as defined below), have been prepared from Anadarko’s historical cost-basis accounts and may not necessarily be indicative of the actual results of operations that would have occurred if WES had owned the assets during the periods reported. For ease of reference, we refer to the historical financial results of the WES assets prior to the acquisitions from Anadarko as being “our” historical financial results.

Acquisitions

The following table shows our selected financial and operating data, which are derived from our consolidated financial statements for the periods, and as of the dates, indicated. In May 2008, concurrently with the closing of the initial public offering (“IPO”) of WES, Anadarko contributed to WES the assets and liabilities of Anadarko Gathering Company LLC (“AGC”), Pinnacle Gas Treating LLC (“PGT”) and MIGC LLC (“MIGC”), which we refer to as the “initial assets.” In December 2008, WES completed the acquisition of (i) the Hilight system, (ii) a 50% interest in the Newcastle system and (iii) a 14.81% membership interest in Fort Union from Anadarko, which we refer to as the “Powder River assets.” In July 2009, WES completed the acquisition of a 51% membership interest in Chipeta Processing LLC (“Chipeta”) from Anadarko. WES closed the acquisitions of Anadarko’s Granger and Wattenberg assets in January 2010 and August 2010, respectively. In September 2010, WES acquired a 10% interest in White Cliffs, which consisted of a 9.6% third-party interest, and a 0.4% interest from Anadarko, and are referred to collectively as the “White Cliffs acquisition.” The interest in White Cliffs is referred to as the “White Cliffs investment.” In February 2011, WES acquired the Platte Valley gathering system and processing plant from a third party, and in July 2011, WES acquired the Bison gas treating facility from Anadarko. In January 2012, WES acquired Mountain Gas Resources, LLC (“MGR”) from Anadarko, which acquisition included the Patrick Draw processing plant, the Red Desert processing plant, gathering lines, and related facilities (collectively, the “Red Desert complex”), and the 22% interest in Rendezvous. In August 2012, WES acquired Anadarko’s then-remaining 24% membership interest in Chipeta (the “additional Chipeta interest”), receiving distributions related to the additional interest effective July 1, 2012.

In March 2013, WES completed the acquisition of a 33.75% interest in both the Liberty and Rome gas gathering systems from Anadarko Marcellus Midstream, LLC (“AMM”), a wholly owned subsidiary of Anadarko. The interest acquired is referred to as the “Non-Operated Marcellus Interest.” In September 2006, Anadarko and a third party entered into a 50/50 Joint Exploration Agreement covering counties in north-central Pennsylvania within an Area of Mutual Interest that the parties designated as “Area A.” Initial construction of the midstream assets within Area A began in May 2008, and in December 2011, following various sales of interests, AMM and three third-party owners entered into a Construction, Ownership and Operation agreement to jointly own and develop the midstream assets in Area A (the “AMI Assets”). The AMI Assets are comprised of two systems, the Liberty Gas Gathering System and the Rome Gas Gathering System. See Note 2—Acquisitions in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

Dates of common control

In connection with its August 23, 2006, acquisition of Western Gas Resources, Inc., Anadarko acquired MIGC, the Powder River assets, the Granger assets and the assets of MGR. Anadarko acquired the Wattenberg assets and a 75% interest in Chipeta in connection with its August 10, 2006, acquisition of Kerr-McGee Corporation. Anadarko made its initial investment in White Cliffs on January 29, 2007.
Our consolidated financial statements include (i) the combined financial results and operations of AGC and PGT from their inception through the closing date of WES’s IPO and (ii) the consolidated financial results and operations of WES from the closing date of WES’s IPO combined with (a) the financial results and operations of MIGC, the Powder River assets, the Granger assets and the MGR assets from August 23, 2006, (b) the financial results and operations of the Chipeta and Wattenberg assets from August 10, 2006, (c) the 0.4% interest in White Cliffs from January 29, 2007, (d) the financial results and operations of the Bison assets from 2009 (when Anadarko began construction of such assets, which were subsequently placed in service in June 2010), and (e) the financial results and operations of the Non-Operated Marcellus Interest from May 2008 (the date construction began on the Liberty and Rome gas gathering systems). Effective August 1, 2012, noncontrolling interest excludes the financial results and operations of the additional Chipeta interest.

The information in the following table should be read together with Management’s Discussion and Analysis of Financial Condition and Results of Operations under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K:

thousands except throughput	Summary Financial Information
	2012 (1)	2011 (1)	2010 (1)	2009 (1)	2008 (1)
Statement of Income Data (for the year ended):
Total revenues	$910,587	$869,405	$663,274	$619,764	$922,314
Costs and expenses	595,601	510,978	394,606	392,939	615,460
Depreciation, amortization and impairments	120,608	113,133	91,129	90,695	116,381
Total operating expenses	716,209	624,111	485,735	483,634	731,841
Operating income	194,378	245,294	177,539	136,130	190,473
Interest income (expense), net	(25,160)	(6,239)	1,449	10,762	13,110
Other income (expense), net	292	(44)	(538)	1,628	1,549
Income tax expense (2)	48,909	58,796	51,279	39,611	65,341
Net income	120,601	180,215	127,171	108,909	139,791
Net income attributable to noncontrolling interests (3)	59,181	86,057	63,495	36,772	24,166
Net income attributable to Western Gas Equity Partners, LP	$61,420	$94,158	$63,676	$72,137	$115,625

Limited partners’ interest in net income (4)	$2,809
Net income per common unit (basic and diluted) (4)	$0.01

Balance Sheet Data (at period end):
Net property, plant and equipment	$2,717,956	$2,121,152	$1,789,651	$1,746,197	$1,694,735
Total assets	3,750,814	2,991,579	2,345,255	2,278,512	2,203,023
Total long-term liabilities	1,284,180	1,274,817	1,021,805	786,101	680,319
Total equity and partners’ capital	$2,280,379	$1,553,818	$1,233,940	$1,408,880	$1,442,895

Cash Flow Data (for the year ended):
Net cash flows provided by (used in):
Operating activities	$277,460	$258,889	$210,480	$183,001	$267,390
Investing activities	(1,249,942)	(479,722)	(921,398)	(223,128)	(607,455)
Financing activities	1,168,479	420,318	668,008	74,037	376,165
Capital expenditures	$638,121	$149,717	$173,891	$121,295	$164,360

Operating Data (volumes in MMcf/d):
Gathering, treating and transportation throughput (5)	1,601	1,555	1,181	1,229	1,339
Processing throughput (6)	1,187	962	815	808	557
Equity investment throughput (7)	235	198	228	225	304
Total throughput	3,023	2,715	2,224	2,262	2,200
Throughput attributable to noncontrolling interests	228	242	197	180	124
Throughput attributable to Western Gas Partners, LP	2,795	2,473	2,027	2,082	2,076

(1)
Financial information and throughput has been recast to include the results attributable to the Non-Operated Marcellus Interest. See Note 2—Acquisitions in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(2)
Prior to our conversion from WGR Holdings, LLC to a limited partnership in September 2012, we were a single-member limited liability company, required to reflect our income tax expense and liability on a separate-return basis. Upon the completion of our IPO in December 2012, we became a partnership for U.S. federal and state income tax purposes and therefore are subsequently not subject to U.S. federal and state income taxes, except for Texas margin tax. See Note 1—Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(3)
Represents the publicly held common units of WES and our noncontrolling interests in Chipeta that were held by Anadarko and a third-party member. Effective August 1, 2012, we acquired Anadarko’s remaining interest in Chipeta, accounted for on a prospective basis. See Note 2—Acquisitions in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(4)
Represents financial results after our IPO on December 12, 2012, excluding pre-acquisition net (income) loss attributable to Anadarko as described in Note 1—Summary of Significant Accounting Policies and Note 4—Equity and Partners’ Capital in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K. Results for the periods prior to our IPO are attributable to subsidiaries of Anadarko. Net income per common unit (basic and diluted) for the 20-day period beginning on the date our IPO closed through December 31, 2012, was calculated using the number of common units outstanding after the IPO. See Note 4—Equity and Partners’ Capital in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(5)
Excludes average NGL pipeline volumes from the Chipeta assets of 25 MBbls/d, 24 MBbls/d, 14 MBbls/d, 11 MBbls/d and 3 MBbls/d for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively. Includes 100% of Wattenberg system volumes for all periods presented.

(6)
Consists of 100% of Chipeta and Hilight system volumes, 100% of the Granger and Red Desert complex volumes, 50% of Newcastle volumes, and throughput beginning March 2011 attributable to the Platte Valley system.

(7)
Represents WES’s 14.81% share of Fort Union and 22% share of Rendezvous gross volumes and excludes 6 MBbls/d, 4 MBbls/d and 3 MBbls/d of average oil pipeline volumes for the years ended December 31, 2012, 2011 and 2010, respectively, representing WES’s 10% share of average White Cliffs pipeline volumes. WES’s 10% share of White Cliffs volumes for 2009 was not material. The White Cliffs pipeline was placed in service in 2009 therefore no volumes were excluded for 2008.

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